UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 25, 2010

Global Gold Corporation
(Exact name of registrant as specified in its charter)

Delaware	02-69494	13-3025550
(State or other jurisdiction	(Commission	(IRS
of incorporation)	File Number)	Identification No.)

45 East Putnam Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (203) 422-2300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 25, 2010, Global Gold Corporation (the "Company" or "Global Gold") through its wholly owned subsidiary Mego Gold, LLC (“Mego”) entered into an agreement with Industrial Minerals, SA (“IM”) to provide Mego with an advance of $450,000 from IM against future sales of gold and silver concentrate (the “Advance”).   The advance was provided by IM on February 26, 2010.

Key terms include; that Mego provides IM with an exclusive off-take agreement for its gold and silver concentrate in Armenia through December 31, 2012; for 2009 and until February 25, 2010, the price IM paid Mego for gold and silver concentrate was calculated based on 85% of the London AM/PM Gold Fixation and London Silver Spot (“London Rates”), until Mego delivers 2,250 metric tons of concentrate the 85% is reduced to 80%, after 2,250 metric tons have been delivered the price will revert to 85% of London Rates; Mego provides IM with a security interest in its current ore stockpile in Armenia; and the Company provides for a corporate guarantee for repayment of the Advance, all as further described in exhibits 10.3, 10.4 and 10.5 below.

Item 9.01 Exhibits

Exhibit No. Description

10.3	Material Contract – Mego Gold, LLC Gold Concentrate Supply Contract with Industrial Minerals SA dated as of February 25, 2010.

10.4	Material Contract – Mego Gold, LLC Security Agreement with Industrial Minerals SA dated as of February 25, 2010.

10.5	Material Contract – Global Gold Corporation Guarantee to Industrial Minerals SA dated as of February 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2010	Global Gold Corporation

	By:	/s/ Van Z. Krikorian
	Name:	Van Z. Krikorian
	Title:	Chairman and Chief Executive Officer